UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2020

Reliant Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, David A. Kowalski, the Chief Accounting Officer and Controller of Reliant Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Reliant Bank (the “Bank” and, together with the Company, “Reliant”), resigned from his position with Reliant to pursue other interests.

Mr. Kowalski’s resignation is not the result of any disagreement with Reliant or management over any matter relating to the operations, policies, or practices of Reliant.

On September 21, 2020, Mark C. Seaton, age 43, was appointed as Senior Vice President, Chief Accounting Officer and Controller of Reliant, effective immediately. Mr. Seaton is an experienced financial executive with 19 years of financial institution accounting experience. Since 2014, he has been employed as Senior Vice President, Controller of CapStar Bank in Nashville, Tennessee.

Mr. Seaton holds a bachelor’s degree in Accounting from Western Kentucky University.

Mr. Seaton does not have any family relationships with any director, executive officer, or person nominated to become a director or executive officer of the Company, and other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Seaton and any other person pursuant to which Mr. Seaton was appointed as Senior Vice President, Chief Accounting Officer and Controller of Reliant. There are no transactions in which Mr. Seaton had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with Mr. Seaton’s appointment as Senior Vice President, Chief Accounting Officer and Controller of Reliant, the Company and the Bank have entered into an employment agreement with Mr. Seaton, which was effective September 21, 2020 (the “Employment Agreement”). The Employment Agreement has a one-year term which renews automatically on an annual basis unless either Reliant or Mr. Seaton timely elects to not allow the Employment Agreement term to be so renewed. Pursuant to the terms of the Employment Agreement, Mr. Seaton will receive an initial annual base salary of $230,000 and a cell phone allowance of $100 per month, and will be eligible to receive annual cash incentive compensation as determined by, and based on performance measures established by, the board of directors of the Company or the Bank or a committee thereof (or its designee).

If Mr. Seaton’s employment is terminated by Reliant without cause or by Mr. Seaton for good reason, in each case during the term of the Employment Agreement (and not within 12 months following a change in control (as defined in the Employment Agreement)), subject to Mr. Seaton’s execution of a separation agreement containing a release of claims and covenant not to sue, he will be entitled to severance benefits in an amount equal to one times his then-current annual base salary, payable in equal installments over a 12-month period beginning 60 days following termination, and Reliant will pay for health insurance continuation coverage for Mr. Seaton and his dependents for up to one year following termination.

Similarly, if within 12 months following a change in control Mr. Seaton’s employment is terminated by Reliant (or its successor) without cause or by Mr. Seaton for good reason, subject to his execution of a separation agreement containing a release of claims and covenant not to sue, Mr. Seaton will be entitled to severance benefits in an amount equal to one times his then-current annual base salary, payable in equal installments over the course of the 12-month period beginning 60 days following termination, and Reliant (or its successor) will pay for health insurance continuation coverage for Mr. Seaton and his dependents for up to 12 months following termination.

The Employment Agreement contains covenants relating to Mr. Seaton’s non-solicitation of customers and employees and restricting his ability to be affiliated with any person or group of persons proposing to establish a new bank or other financial institution, which covenants apply during and for 12 months following the termination of Mr. Seaton’s employment. Additionally, the Employment Agreement provides that Mr. Seaton is entitled to certain perquisites and employee benefits generally made available to Bank employees.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2020, the Company issued a press release announcing Mr. Kowalski’s resignation and Mr. Seaton’s appointment as Senior Vice President, Chief Accounting Officer and Controller of Reliant. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated September 21, 2020, by and among Reliant Bancorp, Inc., Reliant Bank, and Mark Seaton.
99.1	Press Release issued by Reliant Bancorp, Inc., dated September 21, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: September 21, 2020
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman and CEO